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                         NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                       OF
                              SUNRISE MEDICAL INC.

    As set forth in "The Tender Offer--Section 3" of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock (together with the associated common stock purchase rights, the "Shares") are not immediately available or the certificates for Shares and all other required documents cannot be delivered to The Bank of New York (the "Depositary") prior to the Expiration Date (as defined in "The Tender Offer--Section 1" of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary.

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                                    THE DEPOSITARY FOR THE OFFER IS:
                                          THE BANK OF NEW YORK

    FOR INFORMATION TELEPHONE:         BY FACSIMILE TRANSMISSION:     BY MAIL OR HAND OR OVERNIGHT DELIVERY:
          (212) 815-3750            (for Eligible Institutions only)       Tender & Exchange Department
                                             (212) 815-6339                   101 Barclay Street, 7E
                                                                             New York, New York 10286
                                                                                   Attn: Kin Lau
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    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH
ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL. THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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Ladies and Gentlemen:

    The undersigned hereby tender(s) to V.S.M. Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of V.S.M. Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of V.S.M. Investors, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 30, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $1.00 per share, of Sunrise
Medical Inc., a Delaware corporation, including the associated common stock purchase rights (collectively, the "Shares"), pursuant to the guaranteed delivery procedure set forth in "The Tender Offer--Section 3" of the Offer to Purchase.

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Signature(s)                                Address(es)
Name(s) of Record Holders
                                            ZIP CODE
PLEASE TYPE OR PRINT                        Area Code and Tel. No(s)
Number of Shares                            Check box if Shares will be tendered by
Certificate Nos. (If Available)             book- entry transfer
                                            / /  The Depository Trust Company
                                            Account Number
Dated
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities and Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depositary Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

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NAME OF FIRM                                AUTHORIZED SIGNATURE
                                            Name
ADDRESS                                     (PLEASE TYPE OR PRINT)
                                            Title
Area Code and Tel. No.                      Dated
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
      BE SENT WITH YOUR LETTER OF TRANSMITTAL.